Exhibit 99.1

PRESS RELEASE

For Immediate Release

Company Contact: Ronald C. Schmeiser, President

Telephone: (412) 394-4039

UHF INCORPORATED’S COMMON STOCK CLEARED TO BE

QUOTED FOR TRADING ON OTC BULLETIN BOARD

N. Versailles. PA—February 8, 2007, UHF Incorporated announced today that on January 24, 2007, its Common Stock was cleared to be quoted on the OTC Bulletin Board. The trading symbol will be “UHFI”.